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                                                                    EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
The Speed Merchant, Inc.:

We consent to the use of our report included herein and to the references to our firm under the headings "Selected Historical Financial Data" and "Experts" in the prospectus.


                                        /s/ KPMG LLP


Mountain View, California
March 30, 1999